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                                                          Exhibit 23.1


                       Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statements (Form S-3 for the registration of $1,350,000,000 of Securities and Post Effective Amendment #1 to Form S-3 No. 333-51885) and related combined prospectus of Unisys Corporation for $1,500,000,000 of Securities and to the incorporation by reference therein of our report dated January 17, 2002, with respect to the consolidated financial statements of Unisys Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31,2001 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP


Philadelphia, Pennsylvania
April 4, 2002